REPORT OF INDEPENDENT
 CERTIFIED PUBLIC
    ACCOUNTANTS
ON INTERNAL CONTROL
     STRUCTURE



  The Board of Trustees
  RNC Mutual Fund Group,
  Inc.
  Los Angeles, California


  In planning and performing our
  audits of the financial
  statements of RNC Money
  Market Fund and RNC Equity
  Fund, each a series of RNC
  Mutual Fund Group, Inc., for
  the year ended September 30,
  2001, we considered their
  internal control structures,
  including procedures for
  safeguarding securities, in
  order to determine our auditing
  procedures for the purpose of
  expressing our opinion on the
  financial statements and to
  comply with the requirements
  of Form N-SAR, not to provide
  assurance on the internal
  control structure.

  The management of the Funds
  are responsible for establishing
  and maintaining an internal
  control structure.   In fulfilling
  this responsibility, estimates
  and judgments by management
  are required to assess the
  expected benefits and related
  costs of internal control
  structure policies and
  procedures.   Two of the
  objectives of an internal
  control structure are to provide
  management with reasonable,
  but not absolute, assurance that
  assets are safeguarded against
  loss from unauthorized use or
  disposition, and that
  transactions are executed in
  accordance with management's
  authorization and recorded
  properly to permit preparation
  of financial statements in
  conformity with accounting
  principles generally accepted
  in the United States of
  America.

  Because of inherent limitations
  in any internal control
  structure, errors or
  irregularities may occur and
  not be detected.   Also,
  projection of any evaluation of
  the structure to future periods
  is subject to the risk that it may
  become inadequate because of
  changes in conditions or that
  the effectiveness of the design
  and operation may deteriorate.

  Our consideration of the
  internal control structure would
  not necessarily disclose all
  matters in the internal control
  structure that might be material
  weaknesses under standards
  established by the American
  Institute of Certified Public
  Accountants.   A material
  weakness is a condition in
  which the design or operation
  of the specific internal control
  structure elements does not
  reduce to a relatively low level
  the risk that errors or
  irregularities in amounts that
  would be material in relation to
  the financial statements being
  audited may occur and not be
  detected within a timely period
  by employees in the normal
  course of performing their
  assigned functions.   However,
  we noted no matters involving
  the internal control structure,
  including procedures for
  safeguarding securities, that we
  consider to be material
  weaknesses, as defined above,
  as of September 30, 2001.

  This report is intended solely
  for the information and use of
  management and the Securities
  and Exchange Commission,
  and is not intended and should
  not be used by anyone other
  than these specified parties.




  Philadelphia, Pennsylvania
  November 9, 2001